EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 109 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated August 17, 2005 which was filed as Exhibit (i) to Post-Effective Amendment No. 108.

/s/ Frederick S. Marius Frederick S. Marius, Esq.

August 25, 2005 Boston, Massachusetts